EXHIBIT 99.1

II-VI Incorporated Achieves New Record for Quarterly Bookings; Reports Third Quarter Fiscal Year 2012 Earnings

PITTSBURGH, April 24, 2012 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) today reported results for its third fiscal quarter ended March 31, 2012.

All per share data in this press release have been adjusted to account for the two-for-one split of the Company's common shares paid as a stock dividend to shareholders on June 24, 2011.

On July 1, 2011, the Company acquired Aegis Lightwave, Inc. (Aegis). On December 7, 2010, the Company acquired Max Levy Autograph, Inc. (MLA). Results for the quarter and nine months ended March 31, 2012 include the operating results of both Aegis and MLA. Aegis is part of the Company's Near-Infrared Optics segment while MLA is part of the Company's Military & Materials segment.

Bookings for the quarter increased 2% to a record $145,776,000 compared to $142,883,000 in the third quarter of last fiscal year. Bookings for the nine months ended March 31, 2012 increased 1% to $392,906,000 compared to $389,061,000 for the same period last fiscal year. Bookings are defined as customer orders received that are expected to be converted into revenues during the next 12 months.

Revenues for the quarter increased 2% to $132,590,000 from $129,997,000 in the third quarter of last fiscal year. Revenues for the nine months ended March 31, 2012 increased 7% to $397,720,000 from $371,018,000 for the same period last fiscal year.

Net earnings attributed to II-VI Incorporated for the quarter were $13,994,000, or $0.22 per share-diluted, compared to net earnings of $23,119,000, or $0.36 per share-diluted, in the third quarter of last fiscal year. For the nine months ended March 31, 2012, net earnings attributable to II-VI Incorporated were $45,860,000, or $0.71 per share-diluted, compared to net earnings of $60,643,000, or $0.95 per share-diluted, for the same period last fiscal year. The results for the quarter and nine months ended March 31, 2012 include write-downs of tellurium inventory of $3.6 million, or $0.06 per share-diluted and $6.1 million, or $0.10 per share-diluted, respectively, from our Pacific Rare Specialty Metals & Chemicals, Inc. (PRM) business unit in our Military & Materials segment due to decreases in global tellurium index pricing. This expense was included in cost of goods sold in the attached condensed consolidated statement of earnings.

Francis J. Kramer, president and chief executive officer said, "We achieved record bookings in our third fiscal quarter, the result of strengthening product demand across the majority of the markets we serve. Product orders in the Infrared Optics segment and at Photop Technologies, Inc. (Photop) were robust -- up 13% and 17%, respectively, from the year-ago quarter and up 35% and 60%, respectively, from the quarter ended December 31, 2011. As a result, our backlog increased $13 million during the quarter and now totals $174 million. Consequently, we have better visibility in the near-term outlook."

Kramer continued, "We have made significant progress in restoring our manufacturing capacity at Aegis to near pre-flood levels and with the assistance of our Photop team are positioned to meet customer demand. As in the quarter ended December 31, 2011, Military & Materials segment earnings were severely impacted by the index pricing of tellurium at PRM as we again wrote down inventory and realized lower margins on products sold."

Kramer concluded, "During the third quarter, we continued to generate significant cash from operations enabling us to repay $7 million of long-term debt while making strategic capital investments across our businesses to adjust production capacity to match increasing market demand. As we enter the final quarter of our fiscal year, bookings are gathering momentum, our order backlog is strong and our balance sheet is solid."

Segment Information

The following segment information includes segment earnings (defined as earnings before income taxes, interest expense and other expense or income, net). Management believes segment earnings are a useful performance measure because they reflect the results of segment performance over which management has direct control. Effective July 1, 2011, the Company renamed its former Compound Semiconductor Group operating segment the Advanced Products Group.

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
			%			%
			Increase			Increase
	2012	2011	(Decrease)	2012	2011	(Decrease)

Bookings:
Infrared Optics	$ 59,112	$ 52,535	13%	$ 153,983	$ 140,843	9%
Near-Infrared Optics	46,149	47,195	(2)%	119,462	116,917	2%
Military & Materials	28,979	23,859	21%	75,323	68,730	10%
Advanced Products Group	11,536	19,294	(40)%	44,138	62,571	(29)%
Total Bookings	$ 145,776	$ 142,883	2%	$ 392,906	$ 389,061	1%

Revenues:
Infrared Optics	$ 50,678	$ 48,407	5%	$ 148,236	$ 130,275	14%
Near-Infrared Optics	39,677	42,354	(6)%	117,255	120,717	(3)%
Military & Materials	27,006	22,319	21%	74,368	61,921	20%
Advanced Products Group	15,229	16,917	(10)%	57,861	58,105	(-)%
Total Revenues	$132,590	$ 129,997	2%	$ 397,720	$ 371,018	7%

Segment Earnings:
Infrared Optics	$ 13,845	$ 12,664	9%	$ 37,672	$ 30,732	23%
Near-Infrared Optics	2,647	5,526	(52)%	6,039	20,475	(71)%
Military & Materials	3	4,626	(100)%	2,579	11,772	(78)%
Advanced Products Group	479	2,854	(83)%	7,957	10,040	(21)%
Total Segment Earnings	$ 16,974	$ 25,670	(34)%	$ 54,247	$ 73,019	(26)%

Outlook

For the fourth fiscal quarter ending June 30, 2012, the Company currently forecasts revenues to range from $139 million to $142 million and earnings per share to range from $0.27 to $0.31. Comparable results for the quarter ended June 30, 2011 were revenues of $131.8 million and earnings per share of $0.34. For the fiscal year ending June 30, 2012, the Company expects revenues to range from $537 million to $540 million and earnings per share to range from $0.98 to $1.02. Comparable results for the year ended June 30, 2011 were revenues of $502.8 million and earnings per share of $1.30. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Tuesday, April 24, 2012 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's web site at www.ii-vi.com as well as at http://tinyurl.com/7odoswq.   A replay of the webcast will be available for 2 weeks following the call.

About II-VI Incorporated

II-VI Incorporated, the worldwide leader in crystal growth technology, is a vertically-integrated manufacturing company that creates and markets products for diversified markets including industrial manufacturing, military and aerospace, high-power electronics, optical communications, and thermoelectronics applications. Headquartered in Saxonburg, Pennsylvania, with manufacturing, sales, and distribution facilities worldwide, the Company produces numerous crystalline compounds including zinc selenide for infrared laser optics, silicon carbide for high-power electronic and microwave applications, and bismuth telluride for thermoelectric coolers.

In the Company's infrared optics business, II-VI Infrared manufactures optical and opto-electronic components for industrial laser and thermal imaging systems and HIGHYAG Lasertechnologie GmbH (HIGHYAG) manufactures fiber-delivered beam delivery systems and processing tools for industrial lasers.

In the Company's near-infrared optics business, Photop Technologies, Inc. (Photop) manufactures crystal materials, optics, microchip lasers and opto-electronic modules for use in optical communication networks and other diverse consumer and commercial applications. Aegis Lightwave, Inc. (Aegis) manufactures tunable optical devices required for high speed optical networks that provide the bandwidth expansion necessary for increasing internet traffic. Through its Australian subsidiary, AOFR, Aegis also manufactures fused fiber components, including those required for fiber lasers for material processing applications, as well as optical couplers used primarily in the optical communication industry. VLOC manufactures near-infrared and visible light products for industrial, scientific, military, medical instruments and laser gain materials and products for solid-state YAG and YLF lasers.

In the Company's military & materials business, Exotic Electro-Optics (EEO) manufactures infrared products for military applications, Pacific Rare Specialty Metals & Chemicals (PRM) produces and refines selenium and tellurium materials and Max Levy Autograph, Inc. (MLA) manufactures micro-fine conductive mesh patterns for optical, mechanical and ceramic components for applications such as circuitry, metrology standards, targeting calibration and suppression of electro-magnetic interference.

In the Company's advanced products group (formerly the compound semiconductor group), the Wide Bandgap Materials (WBG) group manufactures and markets single crystal silicon carbide substrates for use in the solid-state lighting, wireless infrastructure, RF electronics and power switching industries; Marlow Industries, Inc. (Marlow) designs and manufactures thermoelectric cooling and power generation solutions for use in defense, space, photonics, telecommunications, medical, consumer and industrial markets; and the Worldwide Materials Group (WMG) provides expertise in materials development, process development and manufacturing scale up.

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis.

The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2011 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2011 and December 31, 2011; (iii) the purchasing patterns from customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; and/or (vi) the Company's ability to devise and execute strategies to respond to market conditions. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

Revenues (including contract research and development)
Net sales:
Domestic	$ 51,233	$ 51,273	$ 156,958	$ 149,275
International	81,357	78,724	240,762	221,743
Total Revenues	132,590	129,997	397,720	371,018

Costs, Expenses & Other Expense (Income)
Cost of goods sold (including contract research and development)	86,589	77,149	253,241	218,898
Internal research and development	5,698	3,892	15,877	11,095
Selling, general and administrative	23,329	23,286	74,355	68,006
Interest expense	48	34	184	89
Other expense (income), net	(2,311)	(1,431)	(5,447)	(3,033)
Total Costs, Expenses, and Other Expense (Income)	113,353	102,930	338,210	295,055

Earnings Before Income Taxes	19,237	27,067	59,510	75,963

Income Taxes	4,967	3,871	13,006	15,111

Net Earnings	14,270	23,196	46,504	60,852
Less: Net Earnings Attributable to Noncontrolling Interests	276	77	644	209
Net Earnings Attributable to II-VI Incorporated	$ 13,994	$ 23,119	$ 45,860	$ 60,643
Net Earnings Attributable to II-VI Incorporated Diluted Earnings Per Share:	$ 0.22	$ 0.36	$ 0.71	$ 0.95
Net Earnings Attributable to II-VI Incorporated Basic Earnings Per Share:	$ 0.22	$ 0.37	$ 0.73	$ 0.98

Average Shares Outstanding - Diluted	64,628	64,208	64,314	63,702
Average Shares Outstanding - Basic	62,855	62,352	62,752	62,076

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
($000)
	March 31,	June 30,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$ 119,266	$ 149,460
Short-term investment	604	--
Accounts receivable	101,674	90,606
Inventories	140,086	126,430
Deferred income taxes	9,856	8,215
Prepaid and refundable income taxes	4,620	8,606
Prepaid and other current assets	16,155	12,223
Total Current Assets	392,261	395,540
Property, plant & equipment, net	152,134	138,135
Goodwill	81,099	64,262
Other intangible assets, net	44,825	28,732
Investments	10,528	15,458
Deferred income taxes	103	3
Other assets	6,570	5,072
Total Assets	$ 687,520	$ 647,202

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$ 26,010	$ 25,065
Accruals and other current liabilities	48,299	62,173
Current maturities of long-term debt	--	3,729
Total Current Liabilities	74,309	90,967
Long-term debt	13,646	15,000
Deferred income taxes	6,949	6,641
Other liabilities	10,841	11,493
Total Liabilities	105,745	124,101

Total II-VI Incorporated Shareholders' Equity	580,670	522,374
Noncontrolling Interests	1,105	727
Total Shareholders' Equity	581,775	523,101
Total Liabilities and Shareholders' Equity	$ 687,520	$ 647,202

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)	Nine Months Ended
	March 31,
	2012	2011
Net cash provided by operating activities	$ 57,702	$ 59,676

Cash Flows from Investing Activities
Additions to property, plant and equipment	(32,771)	(28,856)
Purchase of businesses, net of cash acquired	(46,141)	(12,813)
Proceeds from sale of equity investment	1,906	--
Investment in unconsolidated business	--	(1,180)
Proceeds from collection of note receivable	--	2,000
Other investing activities	18	336
Net cash used in investing activities	(76,988)	(40,513)

Cash Flows from Financing Activities
Proceeds from long-term borrowings	7,000	--
Payments on long-term borrowings	(13,295)	--
Proceeds from exercises of stock options	1,896	4,765
Excess tax benefits from share-based compensation expense	469	2,240
Payments on earn-out arrangement	(6,000)	(6,000)
Net cash (used in) provided by financing activities	(9,930)	1,005

Effect of exchange rate changes on cash and cash equivalents	(978)	283

Net (decrease) increase in cash and cash equivalents	(30,194)	20,451

Cash and Cash Equivalents at Beginning of Period	149,460	108,026
Cash and Cash Equivalents at End of Period	$ 119,266	$ 128,477

II-VI Incorporated and Subsidiaries
Other Selected Financial Information
($000)

The following other selected financial information includes earnings before interest, income taxes, depreciation and amortization (EBITDA). Management believes EBITDA is a useful performance measure because it reflects operating profitability before certain non-operating expenses and non-cash charges.

Other Selected Financial Information

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2012	2011	2012	2011

EBITDA	$ 28,014	$ 33,974	$ 85,255	$ 96,604
Cash paid for capital expenditures	$ 9,703	$ 14,188	$ 32,771	$ 28,856
Net payments on indebtedness	$ 7,000	$ --	$ 6,295	$ --
Share-based compensation expense, pre-tax	$ 2,055	$ 2,240	$ 9,231	$ 8,223

Reconciliation of Segment	Three Months Ended		Nine Months Ended
Earnings and EBITDA to Net Earnings	March 31,		March 31,
	2012	2011	2012	2011

Total Segment Earnings	$ 16,974	$ 25,670	$ 54,247	$ 73,019
Interest expense	48	34	184	89
Other expense (income), net	(2,311)	(1,431)	(5,447)	(3,033)
Income taxes	4,967	3,871	13,006	15,111
Net earnings	$ 14,270	$ 23,196	$ 46,504	$ 60,852

EBITDA	$ 28,014	$ 33,974	$ 85,255	$ 96,604
Interest expense	48	34	184	89
Depreciation and amortization	8,729	6,873	25,561	20,552
Income taxes	4,967	3,871	13,006	15,111
Net earnings	$ 14,270	$ 23,196	$ 46,504	$ 60,852
CONTACT:  II-VI Incorporated
          Craig A. Creaturo, Chief Financial Officer and Treasurer
          (724) 352-4455
          ccreaturo@ii-vi.com